As filed with the Securities and Exchange Commission on August 13, 2002.(1)

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                 ----------------------------------------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                 -----------------------------------------------

          EAGLE BANCSHARES, INC.                    EBI CAPITAL TRUST I
   (Exact name of registrant and co-registrant as specified in their charters)

            GEORGIA                                          DELAWARE
(State or other jurisdiction of                  (State or other jurisdiction of
 incorporation or organization)                   incorporation or organization)

             58-1640222                                   APPLIED FOR
(I.R.S. Employer Identification No.)        (I.R.S. Employer Identification No.)

        4305 Lynburn Drive                            4305 Lynburn Drive
    Tucker, Georgia 30084-4441                     Tucker, Georgia 30084-4441
          (770) 908-6690                                 (770) 908-6690
          (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                   ------------------------------------------

                              C. Jere Sechler, Jr.
                             Eagle Bancshares, Inc.
                               4305 Lynburn Drive
                           Tucker, Georgia 30084-4441
                                 (770) 908-6690
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
-------------------------------------------------------------------------------

If this Form relates to the               If this Form relates to the
registration of a class of Securities     registration of a class of Securities
pursuant to Section 12(b) of the          pursuant to Section 12(g) of the
Exchange Act and is effective             Exchange Act and is effective
pursuant to General Instruction           pursuant to General Instruction
A.(c), please check the following         A.(d), please check the following
box. [x]                                  box. [ ]

Securities Act Registration Statement File Number to which this Form
relates:    333-58485
        ---------------------

Securities to be registered pursuant to Section 12(b) of the Act:


Title of Each Class                               Name of Each Exchange on Which
to be so Registered                               Each Class is to be Registered
-------------------                               ------------------------------

___% Cumulative Trust Preferred Securities        American Stock Exchange
(and the Guarantee with respect thereto)


Securities to be registered pursuant to Section 12(g) of the Act:      None

THIS REGISTRATION STATEMENT CONTAINS A TOTAL OF 3 PAGES. CERTAIN EXHIBITS ARE INCORPORATED HEREIN BY REFERENCE TO THE REGISTRANTS REGISTRATION STATEMENT ON FORM S-3 FILED ON JULY 2, 1998

(1) This Registration Statement on Form 8-A was originally filed on July 20, 1998 but only under the CIK code for Eagle Bancshares, Inc. It is being re-filed on August 13, 2002 under the CIK codes for Eagle Bancshares, Inc. and EBI Capital Trust I.

                                   Page 1 of 3


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2

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         For the full description of EBI Capital Trust I's ___% Cumulative Trust Preferred Securities (the "Preferred Securities") and the Guarantee of Eagle Bancshares, Inc. (the "Guarantee") being registered hereby, reference is made to the information contained under the captions "Description of the Preferred Securities," "Description of the Subordinated Debentures," and "Description of the Guarantee" in the Prospectus that forms part of the Company's Registration Statement on Form S-3 (Registration No. 333-58485) filed with the Securities and Exchange Commission on July 2, 1998 under the Securities Act of 1933, as amended (the "Registration Statement"). The information contained in the Registration Statement and the Prospectus are incorporated herein by reference. Definitive copies of the Prospectus describing the Preferred Securities and the Guarantee will be filed pursuant to Rule 424(b) under the Securities Act of 1933, as amended, and the description of the Preferred Securities and the Guarantee contained therein shall be deemed to be incorporated by reference into this Registration Statement on Form 8-A.


ITEM 2. EXHIBITS


         4.1      Form of Indenture; incorporated herein by reference to Exhibit
                  4.3 to the Registration Statement.

         4.2 Certificate of Trust of EBI Capital Trust I; incorporated herein by reference to Exhibit 4.5 to the Registration Statement.

         4.3 Trust Agreement of EBI Capital Trust I; incorporated herein by reference to Exhibit 4.6 to the Registration Statement.

         4.4 Form of Amended and Restated Trust Agreement of EBI Capital Trust I; incorporated herein by reference to Exhibit 4.7 to the Registration Statement.

         4.5 Form of Preferred Securities Guarantee Agreement for EBI Capital Trust I; incorporated herein by reference to Exhibit
                  4.10 to the Registration Statement.






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



   3
                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrants have duly caused this registration statement to be signed on their behalf by the undersigned, thereunto duly authorized.

Dated:  July 20, 1998


                                    EBI CAPITAL TRUST I



                                    By:  /s/ Richard B. Inman, Jr.
                                       ----------------------------------------
                                                Richard B. Inman, Jr.
                                              as Administrative Trustee

                                    EAGLE BANCSHARES, INC.



                                    By: /s/ Richard B. Inman, Jr.
                                       ----------------------------------------
                                                Richard B. Inman, Jr.
                                              Secretary and Treasurer





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